UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, James L. Kempner informed the Board of Directors (the "Board") of Intersections Inc. (the "Company") that he is resigning as a director of the Company effective immediately and, in connection therewith, is withdrawing his name as a nominee for election as a director at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 25, 2016.

Upon his resignation, the Board consists of eight persons pending the Annual Meeting. The Board expects to set the number of directors to be elected at the Annual Meeting at nine (previously, the number of directors to be elected at the Annual Meeting had been set at ten). Other than Mr. James L. Kempner, the nominees named in the Company's definitive Proxy Statement for the Annual Meeting (the "Proxy Statement") will stand for election at the Annual Meeting. Notwithstanding Mr. James L. Kempner's withdrawal, the form of proxy card included in the Company's definitive proxy materials remains valid, however, any votes that are or have been submitted with instruction to vote for all of the Board's nominees will be voted only for the remaining nine nominees, as named in the Proxy Statement, and any votes that are or have been submitted with instruction to vote for Mr. James L. Kempner will be disregarded. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 12, 2016

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer